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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: July 20, 1999


                                 THE KROGER CO.
             (Exact name of registrant as specified in its charter)


     An Ohio Corporation                No. 1-303               31-0345740
(State or other jurisdiction    (Commission File Number)   (IRS Employer Number)
      of incorporation)


                                1014 Vine Street
                              Cincinnati, OH 45201
                    (Address of principal executive offices)


                 Registrant's telephone number: (513) 762-4000


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ITEM 5. OTHER EVENTS

Kroger completed its merger with Fred Meyer, Inc., on May 27, 1999. In connection with the merger, affiliates of Kroger and Fred Meyer agreed to restrictions on their ability to dispose of common stock until the results of at least 30 days of post-merger combined operations have been reported, so that the merger can be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16, "Business Combinations." This release is intended to eliminate those restrictions and allow the present and former affiliates to make investment decisions regarding Kroger common stock.

Sales, net earnings, and diluted net earnings per share for the 21 weeks ended June 26, 1999, which includes 30 days of post-merger combined operations, were $17.8 billion, $215.4 million, and $0.25, respectively. Excluding merger related costs totaling $88.2 million after tax, net earnings and diluted net earnings per share were $303.6 million and $0.35, respectively.

These results are not necessarily indicative of future results of operations, nor can these results be extrapolated to arrive at the results for the second quarter or fiscal year.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                        THE KROGER CO.

July 20, 1999                           By: /s/ Paul Heldman
                                            ------------------------------------
                                            Paul Heldman
                                            Senior Vice President, Secretary
                                            and General Counsel